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                                                                    EXHIBIT 7.A.


                       [SUTHERLAND ASBILL & BRENNAN LLP]


                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


                                 April 17, 2002


Board of Directors
Providentmutual Life and Annuity Company of America
300 Continental Drive
Newark, DE 19713


Directors:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus for certain flexible premium variable life insurance policies filed as part of post-effective amendment number 3 to the Registration Statement on Form S-6 for Providentmutual Variable Life Separate Account (File No. 333-82611). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                             Very Truly Yours,

                                             SUTHERLAND ASBILL & BRENNAN LLP


                                             By: /s/ David S. Goldstein
                                             ------------------------------
                                             David S. Goldstein